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UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

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MARK LEVY, derivatively on behalf of                   |
MARKETING SERVICES GROUP, INC.,                        |
a Nevada Corporation,                                  |
                                        Plaintiff,     |
                    against                            |    Civil Action No. 99
GENERAL ELECTRIC CAPITAL CORPORATION,                  |    Civ. 10560 (AKH)
                                        Defendant,     |
                      and                              |
MARKETING SERVICES GROUP, INC.,                        |
                                Nominal Defendant      |
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 NOTICE OF PENDENCY OF DERIVATIVE ACTION AND HEARING ON PROPOSED SETTLEMENT AND
                    APPLICATION FOR AWARD OF ATTORNEYS' FEES

TO: ALL PERSONS WHO OWN THE COMMON STOCK OF
    MARKETING SERVICES GROUP, INC. ('MSGI') AS OF FEBRUARY 15, 2002

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY PROCEEDINGS IN THIS ACTION.

SECURITIES BROKERS AND OTHER NOMINEES: PLEASE SEE INSTRUCTIONS ON PAGES 11-12 HEREIN.

    This Notice is given pursuant to an Order of the United States District Court for the Southern District of New York (the 'Court'). The purpose of this Notice is to advise of a proposed settlement (the 'Settlement') of the above-captioned action (the 'Action'): the terms of the Settlement are set forth in a Stipulation of Settlement, dated January 29, 2002, on file with the Court; and a hearing will be held before Judge Alvin K. Hellerstein in Courtroom 14D of the United States Courthouse, 500 Pearl Street, New York, New York, at 4:30 p.m., on April 29, 2002 (the 'Settlement Fairness Hearing') to determine whether the Settlement is fair, reasonable and adequate, and to consider the application of plaintiff's counsel for attorneys' fees and reimbursement of their expenses. The Settlement provides for a $1,250,000 payment (the 'Settlement Payment') to be made to MSGI by the defendant, General Electric Capital Corporation, and also for defendant to reimburse MSGI for the reasonable cost of mailing this Notice, but only up to $30,000. Counsel for the plaintiff who brought this action intend to request that the Court award $375,000 to them for attorneys' fees and in addition, reimbursement of their costs and disbursements incurred in connection with the Action; any award of fees and expenses will be paid from the Settlement Payment and such award will reduce the amount of the Settlement Payment to MSGI.

THE ACTION

NATURE OF THE CLAIMS AND DEFENSES

    The Action affected by this Settlement is based on a complaint which was filed by a shareholder of MSGI, derivatively on behalf of MSGI, against General Electric Capital Corporation (the 'defendant'), and which asserted two claims under Section 16(b) of the Securities Exchange Act of 1934 (the 'Exchange Act').
Section 16(b) permits a corporation that issues shares to recover certain profits, as






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defined by rules of the Securities and Exchange Commission ('SEC'), resulting from the purchase and sale of securities within a six month period by, among others, investors who beneficially owned in excess of 10% of the issuer's stock. Recovery under the statute does not turn in any way on any wrongdoing by defendant: rather, it is based solely on the existence and timing of 'purchases' and 'sales' under the definitions of such terms set by the SEC and judicial decisions.

    In 1997, the defendant invested $15 million in MSGI in exchange for Class D Convertible Preferred Stock, which MSGI later caused to be converted into shares of MSGI common stock. Plaintiff's first claim is based on the fact that the agreement governing the Convertible Preferred Stock provided that if MSGI issued new shares of common stock to its employees, officers or directors at below market prices, pursuant to their exercise of stock options, the conversion ratio and price had to be adjusted (pursuant to a formula -- referred to as 'anti-dilution adjustments' -- set at the time of the initial investments); and as a result of such adjustments, MSGI would issue additional shares of common stock to defendant upon conversion and defendant's proportionate ownership interest in the company therefore would not be reduced or diluted. Plaintiff claims that each time there was such a contractual anti-dilution adjustment, defendant thereby 'purchased' MSGI stock within the meaning of Section 16(b). Plaintiff further alleges that these purchases should be matched, for
Section 16(b) purposes, against sales of MSGI common stock by defendant in April and May of 1999.

    As to plaintiff's second claim, under the terms of the Convertible Preferred Stock, defendant was entitled to receive certain quarterly cash dividends on that stock. MSGI had the option to defer making such payments quarterly, and the further option to pay those dividends in cash or stock; defendant did not have the right to demand additional shares in lieu of cash. Plaintiff asserts that MSGI's payment of dividends on the Convertible Preferred Stock in the form of stock, as opposed to cash, at the time MSGI caused the conversion of defendant's preferred stock, constituted a Section 16(b) 'purchase' by defendant that is matchable against stock sales by defendant that occurred within six months.

    Assuming plaintiff could prove the merits of his two claims, the maximum recovery on both claims (the anti-dilution adjustments and dividends) under the current SEC Rules governing determination of recoverable profits (which Rules plaintiff seeks to overturn in this Action) is approximately $2.74 million.

    The defendant has denied all averments of any liability under Section 16(b) in the Action and any other assertions of wrongdoing or violations of law. Defendant contends that neither of the two types of transactions at issue in the Action gave rise to Section 16(b) liability because, among other things, its automatic receipt of the anti-dilution adjustments and stock dividends under the agreements and circumstances here did not constitute 'purchases' at all, much less within the meaning of the statute or SEC Rules; and that the case law and SEC Rules and pronouncements in this area, exempting certain transactions from the definition of a Section 16(b) 'purchase,' strongly support defendant's position. Among other things, defendant asserts that even after completion of pre-trial discovery, it is uncontroverted that it exercised no control over when or if either the anti-dilution adjustments would occur (since they were triggered solely by the investment decisions of others) or the dividends would be issued by MSGI; and prior to selling its MSGI stock in April and May 1999, defendant obtained authorization from MSGI to sell such stock, and MSGI further confirmed that defendant did not possess any material non-public information about the Company at the time of defendant's sales of stock. Defendant contends that the receipt of dividends was exempt from Section 16(b) by SEC Rule 16a-9. Accordingly, the Stipulation of Settlement is not and shall not be construed or be deemed to be evidence or an admission or concession on the part of defendant of any fault or liability or damages whatsoever, and defendant does not concede any merit to plaintiff's theories or any infirmity in the defenses which defendant has asserted or intended to assert in the Action.

PRIOR PROCEEDINGS IN THE ACTION

    Prior to entering into the Stipulation of Settlement, plaintiff's counsel conducted an investigation relating to the events and transactions underlying plaintiff's claims. Plaintiff's counsel also conducted pre-trial discovery on the merits, including, inter alia, analysis of documents produced by defendant and

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defendant's answers to interrogatories. In May, 2001, the parties agreed to a proposed settlement of this Action which was presented to the District Court for approval. That settlement provided for defendant to give up 'in-the-money' warrants to acquire 3,170,000 MSGI common stock for $0.01 per share. On August 30, 2001, the District Court issued a decision declining to approve that settlement and directed the parties to submit summary judgment briefs, so as to determine whether plaintiff's claims and/or defendant's positions had merit.

    The instant Settlement occurred after completion of briefing on the merits of plaintiff's claims and defendant's defenses, and after oral argument on the motion before the Court had commenced, but prior to the conclusion of oral argument. On November 19, 2001, after adjourning and rescheduling the oral argument, the District Court, at the request of counsel for MSGI, referred the matter to a United States Magistrate Judge for settlement mediation. The Settlement that was ultimately agreed to by the parties was recommended by the United States Magistrate Judge after further negotiations by the parties and during the course of such mediation.

    In agreeing to the Settlement, plaintiff's counsel, though believing he should prevail, weighed the risk of an unfavorable outcome in continued litigation; the fact that his claims involved novel legal issues of first impression; the fact that any ruling by the District Court was likely to be appealed and that yet additional time would elapse before the final resolution of any such appeal; and plaintiff's counsel further weighed the risk of uncertainty inherent in the outcome of any appeal, and the attendant costs, against the benefits and certainty of an immediate cash settlement, and the significant percentage of his maximum likely recoverable damages, assuming he could prevail on the merits of his Section 16(b) claims, which this settlement represents. Both MSGI, which is separately represented by its own counsel, and plaintiff have determined that the Settlement on the terms described herein is in the best interest of MSGI and its shareholders.

    The District Court has not finally determined the merits of plaintiff's claims or the defendant's defenses thereto. This Notice does not imply that there has been or would be any finding of violation of the law or that recovery could be had in any amount if the Action was not settled.

THE TERMS OF SETTLEMENT

    Pursuant to the Settlement, defendant will pay to MSGI the sum of $1,250,000, plus reimbursement of MSGI's reasonable costs of this Notice (but up to a maximum of $30,000). In return, this Action will be dismissed, on the merits and with prejudice. In addition, if the Settlement is approved, the Court will enter a final order which provides for a dismissal of the Complaint and a release and bar order in the form as follows:

       The Complaint, each claim for relief therein, and this Action are hereby dismissed on the merits, with prejudice and without costs, except as otherwise provided in the award of attorneys' fees, costs and disbursements, as provided herein; and defendant and the other related parties referred to below are hereby discharged and released from any and all liability and damages under or based upon any and all claims, rights, causes of action, suits, matters, demands, transactions and issues, known or unknown, that have been, could have been or might have been asserted in or that relate to the Action or matters, transactions, occurrences, or claims alleged in the Complaint by plaintiff on behalf of himself or any other person or entity, by MSGI and/or by any and all owners of any security (as defined in section 3 (a) (10) of the Exchange Act) issued by MSGI, or any of them, whether individually, directly, representatively, derivatively or in any other capacity, against defendant or any of its present, future or former officers, directors, employees, agents, attorneys, representatives, advisors and affiliates (as defined in Rule 12b-2, promulgated pursuant to the Exchange Act), associates (as defined in Rule 12b-2, promulgated pursuant to the Exchange Act), parents, principals, subsidiaries, general or limited partners or partnerships, investment advisory clients, and brokers, and each of their heirs, executors, administrators, successors and assigns.

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       These claims are hereby compromised, settled, released, discharged and dismissed with prejudice and without costs (except as provided in Paragraph 5 hereof) by virtue of the proceedings herein and this Order and Final Judgment. This Order and Final Judgment shall be final and conclusive with respect thereto.

       The plaintiff, MSGI, and all owners of any security (as defined in section 3(a)(10) of the Exchange Act) issued by MSGI, either individually, directly, derivatively, representatively or in any other capacity, and any of their present, future or former officers, directors, employees, agents, attorneys, representatives, advisors, trustees, parents, principals, subsidiaries, general and limited partners, heirs, executors, administrators, successors and assigns or anyone else, are hereby severally and permanently barred and enjoined from instituting or prosecuting this or any other action, in this or any other court or tribunal of this or any other jurisdiction, based upon or for the purpose of enforcing any and all claims, rights, causes of action, suits, matters and issues, known or unknown, that have been, could have been, or might have been asserted in this Action by plaintiff on behalf of himself or any other person or entity, by MSGI and/or by any owner of any security issued by MSGI, whether individually, directly, representatively, derivatively or in any other capacity, against defendants or any of their present or former officers, directors, employees, agents, attorneys, representatives, predecessors, shareholders, advisors and affiliates (as defined in Rule 12b-2, promulgated pursuant to the Exchange Act), associates (as defined in Rule 12b-2, promulgated pursuant to the Exchange Act), parents, principals, subsidiaries, general or limited partners or partnerships, investment advisory clients, and brokers, and each of their heirs, executors, administrators, successors and assigns, or anyone else, in connection with, or that arise now or hereafter out of, or relate in any way to the Action or the Stipulation of Settlement (except for compliance with the Stipulation of Settlement), or matters, transactions, occurrences, or claims alleged in the Complaint or referenced in the Stipulation herein.

    Because the Action, pursuant to Section 16(b), was brought derivatively on behalf of MSGI, the Settlement Payment will be paid to MSGI, net of any award by the Court of attorneys' fees and reimbursement of expenses, to plaintiff's counsel, and will not be distributed to shareholders.

    If the Settlement is approved by the Court, all claims which were asserted in the Action will be dismissed on the merits and with prejudice as to MSGI and all of its shareholders; and MSGI and its shareholders shall be forever barred from prosecuting this Action or any other action raising any of the claims in this Action against defendant.

    If the District Court does not approve the Settlement, or if the Order approving the Settlement is reversed on appeal, then the rights and duties of the respective parties to the terminated Settlement will revert to their respective status as of the date immediately prior to the execution of the Settlement.

NOTICE OF SETTLEMENT HEARING

    The Court has ordered that a hearing be held before the Honorable Alvin K. Hellerstein, United States District Judge for the Southern District of New York, at the United States Courthouse, 500 Pearl Street, New York, New York, at
4:30 p.m., on Apri 29, 2002 (or at such other time and place as the Court hereafter may set, without further notice other than announcement thereof in open Court at the above time and place), concerning (i) the fairness, reasonableness and adequacy of the Settlement described above to MSGI and
(ii) If the Settlement is approved, the application of plaintiff's counsel for an award of attorneys' fees and reimbursement of their expenses and costs.

    If you are an MSGI shareholder as of February 15, 2002, you may appear personally or by counsel, and be heard at the Settlement Hearing; and you may object to or express your views regarding the Settlement and/or plaintiff's application for an award of attorneys' fees, costs and expenses. However,

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you will not be heard or entitled to contest the approval of the Settlement or plaintiff's application for an award of attorneys' fees and costs and expenses unless, on or before April 15, 2002, you file a notice of intention to appear,
(i) setting forth the dates you purchased and the number of shares of MSGI common stock that you own as of February 15, 2002, and (ii) stating your objections or comments, in writing, with the Clerk of the District Court, together with a list of any witnesses you intend to call, a list of any exhibits you intend to present, and all briefs or other papers in support of your objections to be submitted by you to this Court at the Settlement Hearing; and
(iii) on or before that date, such papers also must be served on and received by plaintiff's counsel:

Jeffrey S. Abraham
Abraham & Paskowitz
1 Penn Plaza, Suite 1910
New York, NY 10119

and upon counsel for defendant:

Miranda S. Schiller
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

and upon Counsel for Marketing Services Group, Inc.:

Ronald D. Lefton
Greenberg Traurig LLP
885 Third Avenue
New York, NY 10022-4834

ATTORNEYS' FEES AND EXPENSES

    At the Settlement Fairness Hearing, or at such other time as the Court may direct, plaintiff's counsel intend to apply to the Court for an award of attorneys' fees in the amount of $375,000 and for reimbursement of their expenses and costs up to a maximum amount of $7,500. Any amounts awarded would be paid from the Settlement Payment, after the Order approving the Settlement becomes final.

NOTICE TO BANKS, BROKERS AND OTHER NOMINEES

    Pursuant to Order of the Court, each bank, brokerage firm or other record owner nominee for beneficial owners of MSGI common stock as of February 15, 2002, shall either forward this Settlement Notice to such beneficial owners or send a list of the names and addresses of their beneficial owners to counsel for MSGI, at the above address, within ten (10) days of receipt of this Notice. Additional copies of this Notice may be obtained, without charge, by any nominee by written request to MSGI. Upon receipt of a list of the names and addresses of persons for whom nominees held MSGI stock as of February 15, 2002, counsel for MSGI, promptly shall mail a copy of this Notice to such persons. Alternatively, MSGI will pay the reasonable cost of forwarding the Notice to beneficial owners in those cases where a nominee elects to forward the Notice itself, rather than to provide a list of names and addresses to counsel for MSGI. Nominees shall be entitled to reimbursement of their reasonable costs in performing either of the above-described activities.

FURTHER INFORMATION

    This Notice is not all-inclusive. For the full details of the matters disclosed in the Notice, including the Stipulation of Settlement described above, and for further information concerning this Action, you may wish to refer to the pleadings or other papers filed with the Court in the Action, all of which may be inspected at the office of the Clerk of United States District Court for the Southern District of New York, 500 Pearl Street, New York, New York, during normal business hours.

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    For further information regarding this Notice, the Action, or the proposed settlement, MSGI shareholders can contact, in writing, plaintiff's counsel:

                Jeffrey S. Abraham, Esq.                 Jack G. Fruchter, Esq.
                Abraham & Paskowitz                      Fruchter & Twersky
                1 Penn Plaza, Suite 1910                 1 Penn Plaza, Suite 1910
                New York, NY 10119                       New York, NY 10119

    PLEASE DO NOT CALL OR WRITE THE COURT OR THE CLERK'S OFFICE FOR SUCH INFORMATION.

Dated: February 6, 2002

                                          Clerk of the Court
                                          United States District Court
                                          Southern District of New York

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